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                                  EXHIBIT 11
                   NUTRAMAX PRODUCTS, INC. AND SUBSIDIARIES
                       Computation Of Earnings Per Share
                                  (Unaudited)


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                                                                       Quarters Ended
                                                              --------------------------------
                                                              Jan. 3, 1998       Dec. 28, 1997
                                                              ------------       -------------

Basic Earnings per share:
Weighted average number of shares outstanding:
Common                                                         5,624,318          8,714,381
Shares deemed outstanding from the assumed exercise
  of stock options and ING warrant                               222,206             50,312
                                                              ----------         ----------
Total                                                          5,846,524          8,764,693
                                                              ----------         ----------
Net Income                                                    $  810,000         $1,540,000
                                                              ----------         ----------
Basic Earnings per share                                      $     0.14         $     0.18
                                                              ==========         ==========

Fully diluted earnings per share:
Weighted average number of shares outstanding
 as above                                                      5,846,524          8,764,693
Additional shares deemed outstanding from the
 assumed exercise of stock options and ING warrant                91,031              1,590
                                                              ----------         ----------
Total                                                          5,937,555          8,766,283
                                                              ----------         ----------
Fully diluted earnings per share                              $     0.14         $     0.18
                                                              ==========         ==========
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